     As filed with the Securities and Exchange Commission on June 22, 2009

Registration No.: 333-158184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GMV Wireless, Inc.

Nevada	7799	26-3988293
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number.)

16133 Ventura Blvd #215
Encino, CA 91436
310.200.5199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mr. Don Calabria, President
16133 Ventura Blvd #215
Encino CA 91436
310.200.5199
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
Copies of all communication to:
Frank J. Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, New York 10607
Telephone (914) 674-4373
Fax (914) 693-2963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this prospectus

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐                                                           Accelerated Filer   ☐
Non-accelerated Filer ☐                                                              Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $.001 per share (1)	245500	$0.10	$24,000.00	$1.00	*

* Previously Paid
(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,
DATED JUNE 22, 2009

GMV WIRELESS, INC.

16133 Ventura Blvd #215
Encino, CA 91436
(310.200.5199

Up to 245,500 Shares of Common Stock
Offering Price: $0.10 per share

As of June XX, 2009, we had 1,410,000 shares of our common shares outstanding.
 This is a resale prospectus for the resale of up to 245,500 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.
Our common stock is not traded on any public market and, although we have contacted Glendale Securities, Inc. (“Glendale”) to apply to have our common stock quoted on the Over the Counter Bulletin Board maintained by the Financial Regulatory Authority (“FINRA”) ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, they may not be successful in such efforts, and our common stock may never trade in any market.  We do not have a written agreement with Glendale regarding an application to FINRA.
Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.
Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June XX, 2009.

SUMMARY OF OUR OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

OUR BUSINESS

GMV Wireless, Inc. (“GMVW”, “we”, “us” or the “Company”) was incorporated in Nevada in November 2008. We were organized to be a joint venturer with GMV Holdings, LLC, a California limited liability company (“GMVH”), owned by our president, Don Calabria, and engaged in the business of providing wireless internet services, primarily to the hospitality industry.  We have entered onto a services agreement with GMVH where we will be the preferred source of capital for its future projects and share in the cash flow therefrom.

The Offering
Securities being offered:	Up to 245,500 shares of common stock, par value $0.001 by selling stockholders.
Offering price per share:	$0.10.
Offering period:	The shares will be offered on a time to time basis by the selling stockholders.
Net proceeds:	We will not receive any proceeds from the sale of the shares.
Use of proceeds:	We will not receive any proceeds from the sale of the shares.
Number of Shares of Common Stock Authorized and Outstanding:	1,410,000 shares of common stock issued and outstanding, 75,000,000 shares of common stock authorized.

There is no trading market for our shares. We have contacted Glendale Securities, Inc., a broker-dealer, to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Selected Financial Information

	December 31, 2008 (Audited)	March 31, 2009 (unaudited)
BALANCE SHEET DATA:
Current Assets:	$0	$0
Total Assets:	$0	$0
Total Liabilities:	$2,985	$3,922
Stockholders’ (Deficit):	$(2,985)	$(3,922)

Statement of Operations Data	For Period November 3, 2008 (inception) to December 31, 2008 (Audited)	For the period January 1, 2009 To March 31, 2009 (Unaudited)
Revenues:	$0	$0
Expenses	$4,312	$6,960
Net (Loss):	$(4,312)	$(6,960)
Net (Loss)per share:	Less than $(0.01) per share	Less than $(0.01) per share

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this Registration Statement.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition. Additional risks and uncertainties not presently known to us that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We have no cash on hand and may not be able to continue as a going concern.  If we do not continue as a going concern our stock may become worthless. As reflected in the accompanying financial statements, the Company had no revenues and an accumulated deficit off $10,386 at March 31, 2009, reflecting a net loss from operations of $(10,386) from inception and no cash resources.  The Company's operations have been funded in part by loans from its principal shareholder and officer, Don Calabria, in the amount of $2,995 as of June 12, 2009.  Mr. Calabria has no obligation to continue to make such loans. Management intends to raise additional funds by way of a public or private offering.  Mr. Calabria  has orally agreed to lend up to $50,000 to our business to allow it to continue limited operations such as filing required periodic reports with the Securities and Exchange Commission. However, this amount may not prove to be sufficient for that purpose and we may be required to cease all operations which could result in our shareholders losing almost all of their investment.  Furthermore, this oral commitment is not a legally binding obligation of Mr. Calabria and his failure to honor this commitment could cause us to run out of funds and cease operations. If $50,000 were received from Mr. Calabria, management believes that it would enable us to complete the registration statement of which this prospectus forms a part and continue our required filings of reports under the Securities Exchange Act of 1934  for approximately two years. The funding which Mr. Calabria may provide will not enable us to commence our commercial operations.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

If we do not receive additional funding to initiate operations the value of our stock could be adversely affected.  As of March 31, 2009, we had no cash on hand and are dependent on private investment and loans from our principal shareholder and officer. Our plan is to raise cash to initiate operations. No assurance can be given that we will receive additional funds required to fund our initial operations.  Accordingly, if we do not receive additional funding, we cannot initiate our business operations and our stock price is unlikely to increase.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.  Following the effective date of our registration  statement  of which  this prospectus is a part,  we will be required to file  periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the  rules and  regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, our incurring these costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008 we will be required, beginning with our fiscal year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ending December 31, 2010. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Our officer has no experience in managing a public company.  Our sole officer has no previous experience in managing a public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We do not presently have a Chief Financial Officer.  Our CEO does not have any experience as a chief financial officer (“CFO”).  While we are seeking to hire a CFO, we may not be successful in these efforts.  In the absence of a CFO we will be unable to fully implement internal controls and procedures required of a public corporation.  As a result we may become subject to regulatory inquiries and reviews which may hamper our ability to move forward with our business.

We do not have any independent directors.   Our sole officer, Mr. Calabria, is our sole director and there is no director who is independent of management.  We are continuing our efforts to attract independent directors, but until we do so conflicts between the interests of Mr. Calabria and our other shareholders will be resolved solely by Mr. Calabria and this may prove detrimental to the interests of our other shareholders.

            Our officer does not have an employment agreement with us and could cease working for us at any time causing us to cease our operations.  Our sole officer does not have an employment agreement with us.  In the absence of an employment agreement with a restrictive covenant on the part of the employee, our officer could leave us at any time or commence working for a competitive company.  Furthermore, California law, under which we operate, may cast substantial doubt on the enforceability of any restrictive covenant that we may obtain from our sole officer in the future.  Accordingly, the continued services of our sole officer cannot be assured. If Mr Calabria were to cease working for us, we would have to cease operations.

 Our sole officer and director is also the sole officer and director of our joint venture partner.  Our sole contract related to our business operations is a services agreement with GMVH, a company owned and operated by our sole officer, director, and principal shareholder, Mr. Calabria.  Since many of our rights under the Services Agreement are subject to interpretation, it is inevitable that conflicts will arise regarding the interest of the Company and those of GMVH which conflicts will be resolved solely by Mr. Calabria.

Our business is subject to general economic and business factors that are largely out of our control, any of which could have a material adverse effect on our operating results.  We are also affected by recessionary economic the hospitality industry may be reluctant to employ outside vendors in times of uncertainty. Economic conditions may adversely resort visitors ability to pay for additional services such as wireless access. If we are able to place fewer access points in rooms and if the usage of those we do place declines, our revenues and profits will be adversely affected.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, Don Calabria, and an entity he controls own  1,185,000 or 84.6% of our 1,410,000 issued and outstanding shares. Even if he and the controlled entity were to sell all of their shares that are covered by this prospectus, they would still own 1,060,500 shares or 75.8% of our issued and outstanding shares. Because of his stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. This conflict is especially likely in view of Mr. Calabria's control of GMVH.  The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

Dependence on GMVH.  We are presently dependent upon GMVH to provide us with opportunities to finance projects under the Services Agreement.  Any adverse developments on the business of GMVH would materially adversely effect us and we have no control over such events.

Our industry is fragmented and competitive.   The wireless access point industry is highly competitive and fragmented. The Company expects competition to continue to be intense. We compete with numerous regional and local wireless access point companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Other competitors may operate locally in low cost ways that we can not emulate.  No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we can charge for our products and services, will not impact our results. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition and the price of our shares in any market that might develop.

Technological changes may reduce the need for our services or require that we make substantial additional investments in equipment.  We seek to be engaged in the business of installing wireless 802.11b/g/n systems in hotels, resorts, condominium communities and other locations.  While our installations will be consistent with present technologies, newer standards may cause our equipment to become obsolete requiring that we spend additional capital to upgrade or replace existing equipment.  In addition, alternative technologies, such as internet access provided by cell phone carriers may reduce the demand for our services.  The result of these changes could be to significantly negatively impact our results.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations. Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have requested that Glendale Securities, Inc. file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker will actually file the application or if that  application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Nevada law provides for indemnification of officers and directors at our expense and limits their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.  Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

We anticipate our stock being quoted on the OTCBB which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of their stock. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible. SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future.  We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders who may offer their shares at various prices.  Accordingly, we have not included information on dilution in this Prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 245,500 of our 1,410,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From December 2008 through March 2009, 1,410,000 shares of common stock were issued to 16 shareholders:

During December, 2008, an aggregate of 1,350,000 shares were issued to our founders as follows: (1) Don Calabria 510,000 shares; (2) Alan Collier 105,000 shares; (3) Michael Dimento 37,500 shares; (4) C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier ); 675,000 shares; and (5) Frank J. Hariton Esq., Company counsel, 22,500 shares.  Such shares were issued for their par value of $0.001 per share.

During January to March 2009 an additional 50,000 shares were issued to 12 additional shareholders for $5,000 in cash or $0.10 per share. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he/she was acquiring the shares for his/her own account and for investment. A copy of such subscription agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of June 19, 2009, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITYHOLDER	SHARES OWNED			SHARES OFFERED	SHARES OWNED
AND RELATIONSHIP TO	(NUMBER AND				(NUMBER AND
THE COMPANY OR ITS	PERCENTAGE)				PERCENTAGE)
AFFILIATES, IF ANY	BEFORE OFFERING				AFTER OFFERING

Don Calabria	510000	36.4	% (1)	53500	456500		32.6	% (1)
President and Director
Frank J. Hariton, Counsel	22500	1.60%		22500	0		0%
Alan Collier	105,000	7.50	% (2)	11,000	94000	(2)	6.70	%(2)
Michael Dimento	37,500	2.70%		37,500	0		0.00%
C2 Capital, LLC (3)	675000	48,2%		71000	604,000		43.10%

Brandon Meuller	5000	*		5000	0		0%
Lisa Gonsales	5000	*		5000	0		0%
Andrew Minnehan	5000	*		5000	0		0%
Chad Calabria	5000	*		5000	0		0%
Shari Lukas	5000	*		5000	0		0%
Jerry Dix	5000	*		5000	0		0%
Don Boudewyn	5000	*		5000	0		0%
Donald J Calabria, Sr.	5000	*		5000	0		0%
John Humphrey	5000	*		5000	0		0%
Sccott Maasen	5000			5000	0		0%
Luke Zouvas	5000	*		5000	0		0.	%
Kevin Quinn	5000	*		5000	0		0%
Total	1,410,000,	100%		240000	1,165,000		83.20%

*Percentage is only indicated if greater than 1%
(1)	Does not include shares owned by C2 Capital, LLC or Donald Calabria, Sr., father of Donald Calabria Does not include shares owned by C2 Capital, LLC
(2)	Does not include shares owned by C2 Capital, LLC
(3)	This company is controlled by Donald Calabria and Allan Colier.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, except that through May 2009 Alan Collier was an associated person at Ascher/Decision Services, Inc. where he held a Series 7, Series 63 and Series 24 license as a securities broker and principal .  Ascher/Decision is aware of and has consented to Mr. Collier's stock ownership in the Company and has not and will not participate in any of the Company's financing efforts.  Since May 2009, Alan Collier has been an associated person of and holds the same licenses at Mosaic Capital Securities, LLC where he holds the same licenses.  Mosaic Capital Securities, LLC is aware of and has consented to Mr. Collier's stock ownership in the Company and has not and will not participate in any of the Company's financing efforts.

Don Calabria, our president and CEO is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Calabria's intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us. Mr. Calabria is nevertheless offering 10.5% of his shareholder interest, (53,5000 shares out of his total holdings of 510,000 shares) in this offering (approximately 3.8% of all outstanding common shares) since otherwise sales by Mr. Calabria would be restricted to 1% (or approximately 14,000 shares) of all outstanding shares every three months in accordance with Rule 144. As an officer/control person of the Company, Mr. Calabria may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Selling Stockholders will make market sales at a fixed price of $0.10 per share until our common shares are quoted on the Over-The-Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. Our outstanding shares were most recently issued at $0.10 per share in private placement transactions from January to March 2009. Accordingly, in determining the offering price, we selected $0.10 per share, which was the highest and most recent price at which we have issued our shares.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:
•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above.

Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such states only through registered or licensed brokers-dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 8% on any sales made hereunder.

Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:
a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or
b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES – BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor's Corporate Manual or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

Our directors, officers and significant employees are as follows:

Name	Age	Position
Don Calabria	38	Chairman, President and CEO

Business Experience

Chairman, President and CEO

Mr. Calabria has been our CEO and President since our inception in November 2008.  Prior thereto, from 2004 to 2005 he was CFO of Schmidt Consulting, a business consulting from, a project manager for T-Mobile from 2005 to 2006 and an independent business consultant from 2006.  Since 2007 he has also been the President of GMV Holdings, LLC.  Mr. Calabria holds a BS in management from Arizona State University granted in 1993 and an MBA in management granted by Pepperdine University in 2000.

Due to his share ownership and positions as our sole officer and director, Don Calabria cannot be considered an independent director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by: (i) the highest paid person who is our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options. A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Amount owned before the offering	Amount owned after the offering	Percent of Class After Offering
Don Calabria 219 43rd Street Manhattan Beach, CA 90266	1,185,000 shares (1)	1,060,500 shares (1)	75.5	% (1)

C2Capital, LLC (2)	675,000 shares	604,000 shares	43.1%

Alan Collier	770,000 shares (3)	688,000 shares (3)	48.8	% (3)

All officers and directors as a group (one (1) person)	1,185,000 shares (1)	1,060,500 shares (1)	75.5	% (1)

(1)	Includes 675,000 shares owned by C2 Capital, LLC, a company controlled by Don Calabria and Alan Collier, before the offering and 604,000 shares owned by such company after the offering.
(2)	This entity is controlled by Don Calabria and Alan Collier.
(3)	Includes 675,000 shares owned by C2 Capital, LLC, a company controlled by Don Calabria and Alan Collier, before the offering and 604,000 shares owned by such company after the offering.

TRANSACTIONS WITH RELATED PERSONS

Upon our formation an aggregate of 1,350,000 shares were issued to our founders.  Included among these shares were 510,000 shares issued to Don Calabria, our president and sole director, 105,000 shares issued to Alan Collier, a principal shareholder and 675,000 shares issued to  C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier).  All of these founders’ shares were issued for their par value of $0.001 per share and an aggregate of $1,290.  In addition, as of December 1, 2008, the Company entered into a Services Agreement with GMV Holdings, LLC, an entity controlled by Mr. Calabria.  The Services Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and its terms are described under the heading “Our Proposed Business – Principal Customer and Description of Services Agreement.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the Common Stock) of par value of $0.001, per share. As of the date of this Offering the Company had 1,410,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro-rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid unless and until the Company is profitable. Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock. We are not currently authorized to issue preferred stock and have no intention of amending our corporate documents to authorize preferred stock. Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro-rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, preemptive or other subscription rights. The Shares of Common Stock offered by this prospectus are be validly issued, fully paid and non-assessable. The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of Journal, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Even if he sells all of the shares offered by him under this prospectus, Don Calabria will directly or indirectly own an aggregate of 75.5% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth. For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Globex Transfer, LLC, 780 Deltona Boulevard – Suite 202, Deltona, Florida 32725 as our transfer agent.   Our Transfer Agent's address and phone number is  (386) 206-1133.

Shares Eligible For Future Sale

The Securities of the Selling Shareholders offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act. Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement. Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules. Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions. Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

Indemnification

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

We intend to have our common stock included in the Over the Counter Bulletin Board maintained by FINRA.  Management believes that obtaining a stock symbol will enable us to seek private funding to fulfill our obligations under the services agreement with GMVH.  The chart below sets forth management's best estimate of the costs of a typical project which we will fund under the services agreement.  No assurance is given that we will be able to engage in the particular project described below or that we will be able to raise capital on terms providing the necessary net proceeds to us:

Cost of Equipment for typical 1000 rooms installation

EQUIPMENT	QUANTITY	PRICE PER ITEM	TOTAL COST
Power Supply	200	$20.00	$4,000.00
Serpac Boxes	200	$20.00	$4,000.00
Modems	200	$40.00	$8,000.00
DSL Filters	200	$5.00	$1,000.00
POE	200	$10.00	$2,000.00
Power Cable	200	$10.00	$2,000.00
Misc. Supplies	200	$20.00	$4,000.00
Acces Point-LS2	200	$180.00	$36,000.00
Gateway	16	$750.00	$12,000.00
Switches	2	$300.00	$600.00
DSLAM-8	6	$950.00	$5,700.00
DSALM-24	12	$1,600.00	$19,200.00
Tent cards	1000	$1.00	$1,000.00

TOTAL COST			$99,500.00

The foregoing are estimates both as to costs and quantities.  Differing site configurations may result in differing equipment requirements and the prices at which equipment is purchased will be subject to change.

Liquidity and Capital Resources

Since our inception, we have financed our operations primarily through, loans and equity from our principal and a recently completed private placement. From time to time our major stockholder and chief executive officer advances funding to the Company for our working capital purpose. The advances from major stockholder and chief executive officer bear no interest and have no formal repayment terms. Our principal stockholder has orally indicated that he will advance up to $50,000 to us to fund certain aspects of our operations, specifically the expenses we will incur in connection with completion of this Registration Statement and our reporting requirements under the Securities Exchange Act of 1934, as amended.  However, this oral indication is not a legally binding agreement and our major stockholder and chief executive officer has no contractual obligations to fund our operations and there is no assurance can be given that future funding to be available through advances or loans from or the sale of equity to from our major stockholder and chief executive officer.  We believe the $50, 000 commitment from our principal stockholder will fund our obligations as a public reporting company through the effective date of this prospectus and for two years thereafter.  It will not enable us to engage in any of our proposed business operations.  Our ability to engage in our proposed business operations is dependent on our raising other debt or equity financing of at least $100,000.   As of January 1, 2009, we had approximately no cash and we are dependent upon our ability to sell our securities in private placement transactions.

Off Balance Sheet Arrangements

None

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations unless event planning rates could be increased correspondingly. However, the effect of inflation has been minimal over the past two years.

SEASONALITY

While particular locations within the hospitality industry may be seasonal, we will endeavor to obtain a mix of locations with the result that out business should not be seasonal to any material extent.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to successfully provide event planning services to meet dynamic customer demand patterns. Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition. Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, the factors discussed under the heading “Risk Factors”.

OUR PROPOSD BUSINESS

GMV Wireless, Inc. (“GMVW”, “we”, “us” or the “Company”) was incorporated in Nevada in November 2008. We were organized to be a joint venturer with GMV Holdings, LLC, a California limited liability company (“GMVH”), owned by our president, Don Calabria, and engaged in the business of providing wireless internet services (“Wi-Fi”), primarily to the hospitality industry.  We have entered onto a services agreement with GMVH where we will be the preferred source of capital for its future projects and share in the cash flow therefrom.

SERVICES AND PRODUCTS

MARKET ANALYSIS

The Wi-Fi market in North America is expanding rapidly.  GMVH currently services approximately 15,000 rooms for the hospitality industry and operates or plans operations in the following market segments.

Market	Solution
Wireless ISP (Hospitality)
The Company provides wireless internet service on a fee-for-service basis to hospitality patrons. The service is complemented with an outsourced support function that allows the business to scale its support costs on a marginal basis.

Universities and Corporate Campuses
The solution can replace VPN lines with direct and secure wireless connections, which can provide always-on roaming capabilities around the campus, with Internet access-control managed at the classroom or office level. In addition, with the Company’s access points the wireless connection can cover multiple campuses in the same city and allow individual end-users to stay connected while off campus.

The hospitality WISP market is a proven market with significant growth opportunity in the timeshare segment. GMVH provides a complete solution to its clients including hardware, installation, equipment support guest support services to ensure that its customers networks run as smoothly as possible.  GMVH use products that were designed for use in the university markets and are now deployed in thousands of rooms in a wide range of hotels/resort, apartment communities and college/university campuses around the United States. GMVH’s equipment is designed to provide deep penetration in variety of RF environments that are difficult to service while delivering significant improvements to the speed and performance of the network.

Because of the quality of the equipment, GMVH has been able to limit the number of base stations (aka access points) required to be deployed at the location.  Base stations can be strategically and discretely located throughout the property thereby avoiding unnecessary disruptions to the guests or end users. GMVH believes that its Wi-Fi equipment is designed to  receive transmissions from low powered, weak WiFi sources (like Intel’s Centrino devices). Embedded software in GMVH's base stations allows GMVH to constantly monitor equipments performance, status and up times. GMVH intends to bid on numerous installations over the next six months totaling 25,000 rooms. GMVH expects to be able to leverage its existing operations to accumulate additional service contracts in these segments. Neither the Company nor GMVH will manufacture any of the equipment involved in the above but will rely on components available from a variety of manufacturers at competitive prices.

As set forth elsewhere herein, we believe that the typical project of 1,000 rooms will require an approximately $100,000 capital investment.  Based on our current understanding that a $12.95 charge may be collected from each room per month, gross revenues from the typical project should be approximately $ 12,950 per month and our share of those revenues should be approximately $10,360.   This would represent an approximately 124% per annum return on our $100,000 investment.  The foregoing costs and revenue numbers are approximations based on typical installations under current conditions and could be affected by changes in costs of installation, particular aspects of the installation, varying labor costs, and competitive pressures on charges that GMVH can impose.

PRINCIPAL CUSTOMER AND DESCRIPTION OF SERVICES AGREEMENT

We will operate under a Services Agreement, dated December 1, 2008 with GMVH the “Services Agreement”) Under the Services Agreement we are the preferred capital source for any GMVH project.  If the project is completed and we have provided the capital, we are entitled to 80% of the gross profit from the project for its useful life.  We currently have no customer other than GMVH.  While either party may cancel the Services Agreement at any time, no cancellation will limit our entitlement to fees from a project.

We have entered into a Services Agreement (the “Services Agreement”) with GMVH a company wholly owned by our president and principal shareholder, Don Calabria.  The Services Agreement is for an initial one year term and will automatically renew for successive one year terms, but may be terminated by either party with thirty days notice to the other party.  Under the Services Agreement we are to use our best efforts to seek financing for any new project where GMVH will install new equipment for its services.  We will be entitled to 80% of the gross profit form such project and, even if the Services Agreement is terminated, we will continue to receive our share of gross profit for the useful life of the equipment purchased through financing obtained by us.   Because Mr. Calabria is the controlling person of both parties to the Services Agreement, it is possible that conflicts will arise that will be resolved in a manner adverse to the Company’s interest.

RESEARCH AND DEVELOPMENT

We do not expend any amount for research and development.

REGULATION

While manufacturers of wireless equipment are subject to various governmental regulations, we do not believe our business will be subject to government regulation other than local requirements to obtain a general business license.

EMPLOYEES

We presently do not have and do not anticipate having any employees during the next twelve months.

OUR OFFICES

We presently utilize limited space within the offices of Donald J. Calabria, Sr. & Chad A. Calabria without charge.  Our proposed activities make it unlikely that we will require separate offices.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of the highest paid person who is officers and directors as a group during our last fiscal year:

Name of individual or identity of group	Capacities in which remuneration was received	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration
Don Calabria	Chairman, President and CEO	$0	$0	$0	$0	$0

The Company has not paid any compensation to any officer or director and does not intend to do so until such time as its capital resources are sufficient in the judgment of its Board of Directors.  Don Calabria receives no cash or other compensation from the Company.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director and we do not plan to pay any cash or other compensation to any person for serving as a director.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Frank J. Hariton, Esq. Owns 22,500 shares of our common stock.

EXPERTS

The financial statements of GMV Holdings, Inc. as of December 31, 2008 included in this prospectus have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, and have been so included in reliance upon the report of Moore & Associates, Chartered, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report on Form 10-K which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

GMV Wireless, Inc.

16133 Ventura Blvd #215
Encino, CA 91436

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GMV Wireless, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of GMV Wireless, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on November 3, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GMV Wireless, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on November 3, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of 4,312, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 6, Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
February 11, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

GMV Wireless, Inc.
(A Development Stage Company)

Balance Sheet
(Audited)

December 31,
2008

ASSETS

Current Assets
Cash	$-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable
Loan Payble Officer	$2,985

Total Liabilities	2,985

Stockholders' Equity

Common Stock, authorized 75,000,000 shares, par value $0.001, issued and outstanding on December 31, 2008 is 1,350,000	1,350

Paid in Capital	-

Subscriptions Receivable	(23)

Deficit Accumulated During the Development Stage	(4,312)

Total Stockholders' Equity	(2,985)

Total Liabilities and Stockholders' Equity	$-

The accompanying notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Operations
(Audited)
from inception November 3, 2008 through December 31, 2008

Year Ended
December 31
2008

Revenue	$-

Expenses
General and Administrative	485
Professional Fees	2,500
Consulting Fees	1,327

Total Expenses	4,312

Net (Loss)	$(4,312)

Basic and Diluted (Loss) per Share	a

Weighted Average Number of Shares	1,327,881

a = Less than ($0.01) per share

The accompanying notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Stockholders' Equity
(Audited)
from inception November 3, 2008 through December 31, 2008

	Price	Common Stock		Paid in	Subscriptions	Accumulated Deficit during Development	Total
	Per Share	Shares	Amount	Capital	Receivable	Stage	Equity

Balance, November 3, 2008 (inception)		-	$-	$-	$-	$-	$-

Common Shares issued to founders for cash November 3, 2008	$0.001	1,327,500	1,327	-			1,327
Common Shares issued for cash in private placement December 31, 2008	$0.001	22,500	23		(23)

Net (Loss)						(4,312)	(4,312)

Balance, December 31, 2008		1,350,000	1,350	-	(23)	(4,312)	(2,985)

The accompanying notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Cash Flows
(Audited)
from inception November 3, 2008 through December 31, 2008

Period
Ended
December 31,
2008
Operating Activities

Net (Loss)	$(4,312)
Increase in Accounts Payable
Decrease in Accounts Payable
Increase in Loans Payable	$2,985

Net Cash (Used) by Operating Activities	(1,327)

Financing Activities
Subscriptions Receivable	(23)
Proceeds from sale of Common Stock	1,350

Cash Provided by Financing Activities	1,327

Net Increase in Cash	-

Cash, Beginning of Period	-

Cash, End of Period	$-

Supplemental Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(December 31, 2008)

NOTE 1.           GENERAL ORGANIZATION AND BUSINESS

GMV Wireless, Inc, (A Development Stage Company) was incorporated on November 3, 2008 under the laws of the State of Nevada.  It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE  2.          SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Concentrations of Risks

Cash Balances

The Company maintains is cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.
All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.           INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $948, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $4,312.  The total valuation allowance is a comparable $948.  Details are as follows:

Year Ended December 31	2008
Deferred Tax Asset	948
Valuation Allowance	(948)
Current Taxes Payable	0.00
Income Tax Expense	$0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.
Year	Amount	Expiration
2008	$4,312	2028
Total NOL	$4,312

The Company has filed no income tax returns since inception.

NOTE 4.           STOCKHOLDERS’ EQUITY

Common Stock

On November 3, 2008, the Company issued 1,327,500 pre-split shares of its $0.001 par value common stock for $7,000 cash to the founders of the Company.

On December 31, 2008, the Company completed an unregistered private offering under the Securities Act of 1933, as amended.  Relying upon the exemption from registration afforded by sections 4(2) and 3(b) and regulation D promulgated there under.  The Company sold 22,500 shares of its $0.001 par value common stock at a price of $0.001 per share for $23 cash.

NOTE 5.           RELATED PARTY TRANSACTIONS

The Company’s sole customer is GMV Holding, Inc. which is owned by a majority shareholder of GMV Wireless, Inc.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE  6.           GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by debt financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $4,312 as of December 31, 2008.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE  7.           THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

SFAS NO. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

SFAS NO. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value.  The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.    It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods.  This statement also requires expanded disclosure.

SFAS No. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162

This statement identifies the sources of accounting principles and the framework for selecting the principles to by used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

SFAS No. 163

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GMV Wireless, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of GMV Wireless, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on November 3, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GMV Wireless, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on November 3, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of 4,312, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 6, Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
February 11, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

GMV Wireless, Inc.
(A Development Stage Company)

Balance Sheet

	March 31,	December 31
	2009	2008
	unaudited	audited

ASSETS

Current Assets
Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$866
Bank Fees Payable	$11
Loan Payable Officer	$3,045	$2,985

Total Liabilities	3,922	2,985

Stockholders' Equity

Common Stock, authorized 75,000,000 shares par value $0.001, issued and outstanding on March 31, 2009 is 1,410,000 and on December 31, 2008 1,350,000 respectively	1,410	1,350

Paid in Capital	5,940	-

Subscriptions Receivable		(23)

Deficit Accumulated During the Development Stage	(11,272)	(4,312)

Total Stockholders' Equity	(3,922)	(2,985)

Total Liabilities and Stockholders' Equity	$-	$-

The accompanying condensed notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Operations
(unaudited)

	Three Months Ended		From inception
	March 31		November 3, 2008
	2009		through March 31, 2009

Revenue	$-		$-

Expenses
General and Administrative	74		559
Professional Fees	6,886		9,386
Consulting Fees			1,327

Total Expenses	6,960		11,272

Net (Loss)	$(6,960)		$(11,272)

Basic and Diluted (Loss) per Share		a		a

Weighted Average Number of Shares	1,327,881		1,327,881

a = Less than ($0.01) per share

The accompanying condensed notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Stockholders' Equity
(unaudited)
from inception November 3, 2008 through March 31, 2009

			Additional			Total
	Common Stock		Paid-in	Subscription	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	Deficit

Balance, November 3, 2008 (inception)	-	$-	$-	$	$-	$-

Common shares issued for cash to founders at $0.001 per share on 11/3/08	1,327,500	1,327	-		-	1,327
Common shares issued for cash in private placement at $0.001 per share on 12/31/08	22,500	23	-	(23)	-	-

Net (Loss) December 31, 2008		-	-		(4,312)	(4,312)

Balance, December 31, 2008	1,350,000	1,350	-	(23)	(4,312)	(2,985)

Common shares issued for cash at $0.10 per share on 3/31/09	60,000	60	5,940		-	6,000

Net (Loss) March 31, 2009					(6,960)	(6,960)

Subscription receivable paid				23		23

Balance, period ending March 31, 2009	1,410,000	1,410	5,940	-	(11,272)	(3,922)

The accompanying condensed notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

Statement of Cash Flows
(unaudited)

	Three months	From inception
	Ended	November 3, 2008
	March 31,	through March 31,
	2009	2009
Operating Activities

Net (Loss)	$(6,960)	$(11,272)
Increase in Accounts Payable	866	866
Increase in Bank Fees Payable	11	11
Increase in Loans Payable	$60	$3,045

Net Cash (Used) by Operating Activities	(6,023)	(7,350)

Financing Activities
Subscriptions Receivable
Proceeds from sale of Common Stock	6,023	7,350

Cash Provided by Financing Activities	6,023	7,350

Net Increase in Cash	-	-

Cash, Beginning of Period	-	-

Cash, End of Period	$-	$-

Supplemental Information:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The accompanying condensed notes are an integral part of this statement

GMV Wireless, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(March 31, 2009)

NOTE 1 – BASIS OF PRESENTATION

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

NOTE 2 - FINANCIAL STATEMENTS

The Company has prepared the accompanying financial statements without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2009 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended March 31, 2009 is not necessarily indicative of the operating results for the full year.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by debt and equity financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $10,386 as of March 31, 2009.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
SUMMARY FINANCIAL DATA
RISK FACTORS	3
USE OF PROCEEDS	10
SELLING STOCKHOLDERS	10
DETERMINATION OF OFFERING PRICE	12
DIVIDEND POLICY	12
PLAN OF DISTRUBTION	12
STATE SECURITIES – BLUE SKY LAWS	14
LIMITATIONS IMPOSED BY REGULATION M	15
LEGAL PORCEEDINGS	15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	15
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	16
TRANSACTIONS WITH RELATED PERSONS	17
DESCRIPTION OF CAPITAL STOCK	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	20
NOTE REGARDING FORWARD-LOOKING STATEMENTS
INFLATION	21
OUR BUSINESS	2
EXCUTIVE COMPENSATION	24
LEGAL MATTERS	25
EXPERTS	25
WHERE YOU CAN FIND MORE INFORMATION	25
AUDITED FINANCIAL STATEMENTS	F-1
INTERIM FINANCIAL STATEMENTS	F-13

INDEX TO FINANCIAL STATEMENTS

Dealer Prospectus Delivery Obligation

Until _____________ (90 days after the date of this prospectus) , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses payable by Velvet Rope Special Events in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC registration fee	$1
Accounting fees and expenses	3500
Legal fees and expenses	15000
Miscellaneous	499

Total	$19000

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By Laws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Shares were issued to our founders as follows: (1) Don Calabria 510,000 shares; (2) Alan Collier 105,000 shares; (3) Michael Dimento 37,500 shares; (4) C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier); 675,000 shares; (5) and (6) Frank J. Hariton Esq., Company counsel, 22,500 shares. Such shares were issued for their par value of $0.001 per share.. The aggregate consideration we received was $1,350.  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) as transactions by an issuer not involving any public offering. All of the shares issued in such transactions bear an appropriate restrictive legend.

During January to March 2009, 60,000 shares of the Company’s common stock were issued to 12 investors for $6,000 or $0.10 per share. These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. No underwriter or placement agent participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Form of Subscription Agreement*
4.2	Specimen Stock Certificate*
5.1	Opinion of Frank J Hariton*
10.1	Services Agreement between the Company and GMV Holdings, LLC, dated as of December 1, 2008*
23.1	Consent of Moore and Associates, Chartered
23.2	Consent of Frank J. Hariton (included in Exhibit 5.1)
99.1	Supplemental Opinion of Frank J. Hariton
*Previously Filed

UNDERTAKINGS

We hereby undertake to:

1.  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.

 (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Los Angeles, State of California, on June 22, 2009

GMV Wireless, Inc.,
By: /s/ Don Calabria
Name: Don Calabria
Title: Chairman, CEO (Principal
Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

Don Calabria	Chairman, Chief Executive Officer and a Director (Principal Executive, Financial, and Accounting Officer)	6/22/2009